UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of theSecurities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 22, 2015

SANGAMO BIOSCIENCES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-30171	68-0359556
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

501 Canal Blvd	Richmond, California 94804
(Address of Principal Executive Offices)	(Zip Code)

(510) 970-6000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 23, 2015, the Board of Directors of Sangamo BioSciences, Inc. (the “Company”) approved, subject to stockholder approval, an amendment and restatement of the Company’s 2013 Stock Incentive Plan (the “Amended and Restated 2013 Plan”) as described in the proxy statement (the “Proxy Statement”) filed by the Company with the Securities and Exchange Commission on April 28, 2015 in connection with the Company’s 2015 Annual Meeting of Stockholders (the “2015 Annual Meeting”).  At the 2015 Annual Meeting on June 22, 2015, the stockholders of the Company approved the Amended and Restated 2013 Plan.  The following describes the principal changes to original 2013 Stock Incentive Plan under the Amended and Restated 2013 Plan:

•	increase the number of shares of common stock reserved for issuance over the term of Amended and Restated 2013 Plan by 5,300,000 shares;
•

impose a 1-year minimum vesting requirement for awards granted under Amended and Restated 2013 Plan on or after the 2015 Annual Meeting date, subject to a 5% carve-out.  Pursuant to such carve out, 5% of the unallocated share reserve as of the 2015 Annual Meeting date, plus 5% of any shares that are added back to the share reserve following such date, may be granted without regard to such minimum vesting requirement;

•

approve the numerical award limitations and performance criteria under the Amended and Restated 2013 Plans described in the Proxy Statement so that the compensation attributable to awards under the Amended and Restated 2013 Plan may qualify for an exemption from the $1,000,000 deduction limit under Section 162(m) of the Internal Revenue Code, as amended; and

•

eliminate the 50,000-share option automatically granted to each non-employee director upon such director’s initial election or appointment to the Company’s Board of Directors. This change was not subject to stockholder approval at the 2015 Annual Meeting.

A more detailed summary of the Amended and Restated 2013 Plan is set forth in the Proxy Statement. The above description of the Amended and Restated 2013 Plan does not purport to be complete and are qualified in their entirety by reference to the Amended and Restated Stock Incentive Plan, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The 2015 Annual Meeting was held on Monday, June 22, 2015 for the purposes of (i) electing eight directors to serve on the Board for a one-year term; (ii) approving an amendment and restatement of the Company’s 2013 Stock Incentive Plan to, among other things, increase the number of share of our common stock reserved for issuance under the Amended and Restated 2013 Plan; (iii) ratifying the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.  There were present at the meeting, in person or represented by proxy, the holders of 61,105,364 shares of common stock, constituting a quorum. Stockholders approved all three proposals. The final votes on the proposals were recorded as follows:

Proposal No. 1: Election of Directors

Each nominee for director listed in the Proxy Statement for the Annual Meeting was elected by the votes set forth in the table below:

Director Nominees	Votes For	Votes Against	Abstentions	Broker Non-Votes
Edward O. Lanphier	39,280,156	918,586	76,702	20,829,920
Paul B. Cleveland	38,518,018	1,653,773	103,653	20,829,920
Stephen G. Dilly, M.B.B.S., Ph.D.	38,925,886	1,228,218	121,340	20,829,920
John W. Larson	32,505,868	7,641,771	127,752	20,829,920
Steven J. Mento, Ph.D.	37,659,433	2,494,259	121,752	20,829,920
H. Stewart Parker	39,329,870	818,033	127,541	20,829,920
Saira Ramasastry	39,328,425	853,737	93,282	20,829,920
William R. Ringo	35,474,976	4,678,258	122,210	20,829,920

Proposal No. 2:  Approval of an amendment and restatement of the Company’s 2013 Stock Incentive Plan to, among other things, increase the number of share of our common stock reserved for issuance under the Amended and Restated 2013 Plan

The amendment and restatement of the Company’s 2013 Stock Incentive Plan was approved by the votes set forth in the table below:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Approval of amendment and restatement of Sangamo’s 2013 Stock Incentive Plan	26,352,091	12,338,220	1,585,133	20,829,920

Proposal No. 3:  Ratification of Appointment of Ernst & Young LLP

The appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified by the votes set forth in the table below:

	Votes For	Votes Against	Abstentions	Broker Non-Votes
Ratification of Appointment of Ernst & Young LLP	59,670,048	1,179,757	255,559	0

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANGAMO BIOSCIENCES, INC.

	By:	/s/ EDWARD O. LANPHIER II
Edward O. Lanphier II
President, Chief Executive Officer

Dated: June 25, 2015

Item 9.01Financial Statements and Exhibits.

(d)Exhibits.

Exhibit	Description

10.1	Amended and Restated 2013 Stock Incentive Plan